[EXHIBIT 23.1 – CONSENT OF BAUMANN, RAYMONDO & COMPANY, PA, DATED JULY 17, 2001]

[Baumann, Raymondo & Company, PA logo]

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Premier Development & Investment, Inc.

Form SB-2

Gentlemen:

We hereby consent to the use of our name as independent auditors in the report accompanying the audited financial statements of Premier Development & Investment, Inc. ("Premier") as of June 30, 2001 and for the period from March 29, 2001 (inception) to June 30, 2001, issued in connection with Premier’s registration statement under the Securities Act of 1993 under cover of Form SB-2.

Very truly yours,

/s/ Baumann, Raymondo & Company, P.A.

BAUMANN, RAYMONDO & COMPANY, P.A.

Tampa, Florida

July 17, 2001